Huttig Building Products, Inc. Announces Second Quarter 2014 Results

Second Quarter Sales Increase 13% in 2014 From 2013

ST. LOUIS, MO -- (Marketwired - July 31, 2014) - Huttig Building Products, Inc. (Huttig, or the Company) (NASDAQ: HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the second quarter ended June 30, 2014.

Operating Summary

  Net sales in the second quarter 2014 were $168.7 million, representing a 13% increase over prior year net sales of $148.9 million. Net sales for the first six months were $304.0 million, representing an 11% increase over prior year net sales of $273.4 million.

  Income from continuing operations was $3.4 million in the second quarter 2014 compared to $2.8 million a year ago. Income from continuing operations for the first six months was $2.6 million compared to $0.8 million a year ago.

  Net income in the second quarter 2014 was $3.2 million compared to $2.6 million a year ago. Net loss for the first six months was $0.8 million compared to net income of $0.6 million a year ago. Year-to-date charges from discontinued operations were $3.4 million in 2014 compared to $0.2 million a year ago.

  Adjusted EBITDA was $5.2 million in the second quarter 2014 compared to $4.6 million a year ago. Adjusted EBITDA for the first six months was $6.1 million compared to $4.0 million a year ago.

  Total available liquidity was $45.6 million at June 30, 2014 compared to $41.0 million a year ago.

"While continuing to improve, the residential construction market continues to show moderate signs of volatility with growth rates varying greatly by region," said Jon Vrabely, Huttig's President and CEO. "Though the unpredictability of the market poses certain challenges, through our continued focus on improving financial performance and profitable sales growth, we generated stronger earnings, adjusted EBITDA and revenue during the second quarter. We were also pleased to announce we amended and extended our credit facility in the second quarter. The new facility provides us with increased financial flexibility. We believe this demonstrates a general confidence in our track record and financial performance."

Balance Sheet

At June 30, 2014, Huttig had $3.5 million of cash and cash equivalents plus $42.1 million of excess availability under its credit facility for total available liquidity of $45.6 million. A year ago, Huttig had $1.4 million of cash and cash equivalents plus $39.6 million of excess availability under its credit facility for total available liquidity of $41.0 million. Total debt was $88.9 million and $69.5 million at June 30, 2014 and 2013, respectively.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income (loss) with the non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measurements. Additional information regarding Adjusted EBITDA referred to in this press release is included below under "Reconciliation of Non-GAAP Measures."

About Huttig

Huttig Building Products, Inc., currently in its 130th year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 27 distribution centers serving 41 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include but are not limited, to changes relating to future financial performance, future growth in the housing market, distribution channels, sales, favorable supplier relationships, inventory levels, the ability to meet customer needs, enhanced competitive posture, obligations with respect to environmental remediation and financial impact of litigation or contingencies. Other important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time. For additional information, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

                     SUMMARY OF SECOND QUARTER RESULTS
                                (unaudited)
                    (In Millions, Except Per Share Data)

                                              Three Months Ended June 30,
                                           --------------------------------
                                                 2014             2013
                                           ---------------   --------------
Net sales                                  $ 168.7   100.0%  $ 148.9  100.0%
Gross margin                               $  33.5    19.9%  $  29.8   20.0%
Operating expenses                         $  29.4    17.4%  $  26.2   17.6%
Operating income                           $   4.1     2.4%  $   3.6    2.4%
Income from continuing operations          $   3.4     2.0%  $   2.8    1.9%
Income from continuing operations per
 share -
  basic and diluted                        $  0.14           $  0.11
Cash (used in) provided by operating
 activities                                $  (7.8)          $   3.9

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (unaudited)
                    (In Millions, Except Per Share Data)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                     ------------------  ------------------
                                       2014      2013      2014      2013
                                     --------  --------  --------  --------
Net sales                            $  168.7  $  148.9  $  304.0  $  273.4
Cost of sales                           135.2     119.1     244.0     220.5
                                     --------  --------  --------  --------
  Gross margin                           33.5      29.8      60.0      52.9
Operating expenses                       29.4      26.2      56.1      50.7
                                     --------  --------  --------  --------
  Operating income                        4.1       3.6       3.9       2.2
Interest expense, net                     0.7       0.8       1.3       1.4
                                     --------  --------  --------  --------
Income from continuing operations
 before income taxes                      3.4       2.8       2.6       0.8
Provision for income taxes                  -         -         -         -
                                     --------  --------  --------  --------
Income from continuing operations         3.4       2.8       2.6       0.8
Loss from discontinued operations,
 net of taxes                            (0.2)     (0.2)     (3.4)     (0.2)
                                     --------  --------  --------  --------
Net income (loss)                    $    3.2  $    2.6  $   (0.8) $    0.6
                                     ========  ========  ========  ========

Net income from continuing
 operations per share-basic and
 diluted                             $   0.14  $   0.11  $   0.11  $   0.03
Net loss from discontinued
 operations per share-basic and
 diluted                                (0.01)        -     (0.14)    (0.01)
Net income (loss) per share - basic
 and diluted                         $   0.13  $   0.11  $  (0.03) $   0.02

Weighted average shares outstanding:
  Basic shares outstanding               23.6      22.8      23.4      22.7
  Diluted shares outstanding             23.6      22.9      23.5      22.7

                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (unaudited)
                                (In Millions)

                                        June 30,   December 31,    June 30,
                                          2014         2013          2013
                                      -----------  ------------  -----------

ASSETS
CURRENT ASSETS:
  Cash and equivalents                $       3.5  $        0.6  $       1.4
  Trade accounts receivable, net             69.4          44.3         59.5
  Inventories                                77.4          66.7         58.7
  Other current assets                        6.5           7.2          5.7
                                      -----------  ------------  -----------
    Total current assets                    156.8         118.8        125.3
                                      -----------  ------------  -----------

PROPERTY, PLANT AND EQUIPMENT
  Land                                        4.3           4.3          4.3
  Buildings and improvements                 24.6          24.2         23.9
  Machinery and equipment                    34.9          34.2         32.4
                                      -----------  ------------  -----------
    Gross property, plant and
     equipment                               63.8          62.7         60.6
  Less accumulated depreciation              47.4          46.1         44.8
                                      -----------  ------------  -----------
    Property, plant and equipment,
     net                                     16.4          16.6         15.8
                                      -----------  ------------  -----------

OTHER ASSETS:
  Goodwill                                    6.3           6.3          6.3
  Other                                       2.3           1.9          2.1
  Deferred income taxes                       7.7           7.9          7.4
                                      -----------  ------------  -----------
    Total other assets                       16.3          16.1         15.8
                                      -----------  ------------  -----------
TOTAL ASSETS                          $     189.5  $      151.5  $     156.9
                                      ===========  ============  ===========

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
             CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
                                (unaudited)
                      (In Millions, Except Share Data)

                                       June 30,   December 31,    June 30,
                                         2014         2013          2013
                                     -----------  ------------  -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
   debt                              $       0.6  $        1.2  $       0.2
  Trade accounts payable                    52.0          40.8         44.4
  Deferred income taxes                      7.7           7.9          7.4
  Accrued compensation                       2.9           3.5          2.0
  Other accrued liabilities                 11.8          13.1         12.3
                                     -----------  ------------  -----------
    Total current liabilities               75.0          66.5         66.3
                                     -----------  ------------  -----------
NON-CURRENT LIABILITIES:
  Long-term debt, less current
   maturities                               88.3          60.8         69.3
  Other non-current liabilities              4.2           1.3          1.6
                                     -----------  ------------  -----------
    Total non-current liabilities           92.5          62.1         70.9
                                     -----------  ------------  -----------

SHAREHOLDERS' EQUITY
  Preferred shares; $.01 par
   (5,000,000 shares authorized)               -             -            -
  Common shares; $.01 par
   (50,000,000 shares authorized:
   24,572,371; 24,317,192; and
   24,920,195 shares issued at June
   30, 2014, December 31, 2013 and
   June 30, 2013, respectively)              0.2           0.2          0.2
  Additional paid-in capital                39.7          39.8         39.2
  Accumulated deficit                      (17.9)        (17.1)       (19.7)
                                     -----------  ------------  -----------
    Total shareholders' equity              22.0          22.9         19.7
                                     -----------  ------------  -----------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                              $     189.5  $      151.5  $     156.9
                                     ===========  ============  ===========

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (unaudited)
                               (In Millions)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------
Cash Flows From Operating
 Activities:
  Net income (loss)              $     3.2  $     2.6  $    (0.8) $     0.6
  Adjustments to reconcile net
   income (loss) to net cash
   (used in) provided by
   operating activities:

    Net loss from discontinued
     operations                        0.2        0.2        3.4        0.2
    Depreciation and
     amortization                      0.7        0.7        1.5        1.3
    Non-cash interest expense          0.1        0.1        0.2        0.2
    Stock-based compensation           0.4        0.3        0.7        0.5
    Changes in operating assets
     and liabilities:
      Trade accounts receivable       (9.2)      (4.9)     (25.1)     (17.4)
      Inventories                     (2.3)       5.4      (10.7)      (3.7)
      Trade accounts payable          (0.6)       0.7       11.2       12.8
      Other                           (0.3)      (1.2)      (1.9)      (3.1)
                                 ---------  ---------  ---------  ---------
    Total cash (used in)
     provided by operating
     activities                       (7.8)       3.9      (21.5)      (8.6)
                                 ---------  ---------  ---------  ---------
Cash Flows From Investing
 Activities:
  Capital expenditures                (0.6)      (0.5)      (0.9)      (1.3)
                                 ---------  ---------  ---------  ---------
    Total cash used in investing
     activities                       (0.6)      (0.5)      (0.9)      (1.3)
                                 ---------  ---------  ---------  ---------
Cash Flows From Financing
 Activities:
  Borrowings of debt, net              9.5       (3.2)      26.1        9.4
  Repurchase shares of common
   stock                                 -          -       (0.8)      (0.4)
                                 ---------  ---------  ---------  ---------
    Total cash provided by (used
     in) financing activities          9.5       (3.2)      25.3        9.0
                                 ---------  ---------  ---------  ---------
Net increase (decrease) in cash
 and equivalents                       1.1        0.2        2.9       (0.9)
Cash and equivalents, beginning
 of period                             2.4        1.2        0.6        2.3
                                 ---------  ---------  ---------  ---------
Cash and equivalents, end of
 period                          $     3.5  $     1.4  $     3.5  $     1.4
                                 =========  =========  =========  =========

Reconciliation of Non-GAAP Measures

The Company defines Adjusted EBITDA as net income (loss) adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

We present Adjusted EBITDA because it is a primary measure used by management, and in our industry, to evaluate operating performance and enhances investors' overall understanding of the financial performance of our business. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as a measure of operating performance. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business other than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure under U.S. GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                   CONDENSED CONSOLIDATED ADJUSTED EBITDA
                                 (unaudited)
                                (In Millions)

                                   Three Months Ended     Six Months Ended
                                        June 30,              June 30,
                                  --------------------  --------------------
                                     2014       2013       2014       2013
                                  ---------  ---------  ---------  ---------
Net income (loss)                 $     3.2  $     2.6  $    (0.8) $     0.6
Discountinued operations                0.2        0.2        3.4        0.2
Interest expense, net                   0.7        0.8        1.3        1.4
Provision for income taxes                -          -          -          -
Depreciation and amortization           0.7        0.7        1.5        1.3
Stock compensation expense              0.4        0.3        0.7        0.5
                                  ---------  ---------  ---------  ---------
Adjusted EBITDA                   $     5.2  $     4.6  $     6.1  $     4.0
                                  ---------  ---------  ---------  ---------

For more information, contact:

Don Hake
investor@huttig.com